                                                                       EXHIBIT 6

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Common Stock of BrightStar Information Technology Group, Inc. and that this Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of April, 1998.

                                           BRIAN R. BLACKMARR


                                             /s/ BRIAN R. BLACKMARR
                                           ----------------------------------

                                           EDITH A. BLACKMARR

                                             /s/ EDITH A. BLACKMARR
                                           ----------------------------------


                                           ARROWANNA LTD.
                                           4433 CORPORATION, GENERAL PARTNER


                                           By: /s/ BRIAN R. BLACKMARR
                                              -------------------------------
                                              Brian R. Blackmarr, President


                                           4433 CORPORATION


                                           By: /s/ BRIAN R. BLACKMARR
                                              -------------------------------
                                              Brian R. Blackmarr, President